UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(Date of earliest event reported): October 12, 2005

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

303 Twin Dolphin Drive, Sixth Floor

Redwood City, California 94065

(Address of principal executive offices) (Zip code)

(650) 632-4581

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNANT	3
SIGNATURES	4

ITEM 4.01 Change’ in Registrant’s Certifying Accountants

(a)	Previous independent registered public accountants
(i)

On October 12, 2005, the Company and the Unsecured Creditors’ Committee approved the dismissal of PricewaterhouseCoopers LLP as the independent registered public accounting firm effective October 12, 2005.

(ii)

In connection with the audits, there were (1) no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, and (2) no reportable events (as defined in Regulation S-K Item 304(a)(I)(v)). During the most recent two fiscal years there were none of these things.

(iii)	Registrant has requested from PricewaterhouseCoopers LLP a letter for Exhibit 16.1 and will amend when they provide it.
(b)	New independent registered public accountants
(i)

Effective as of October 12, 2005, the Company engaged Squar, Milner, Reehl & Williamson, LLP (“Squar Milner”) as its new independent registered public accountants. The decision to engage Squar Milner was made and approved by the Chief Restructuring Officer and the Unsecured Creditors’ Committee.

(ii)

During the two most recent fiscal years and through October 12, 2005, First Virtual Communications (“FVC”) has not consulted with Squar Milner regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the FVC financial statements; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

Cautionary Statement Regarding Forward-Looking Statements

In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to access working capital, including, but not limited to, the use of cash collateral; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions under a plan or plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. The Company’s expectations and the events, conditions, and circumstances on which these forward-looking statements are based may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Gregory Sterling

Chief Restructuring Officer

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